Exhibit 99.1

Royal Gold Provides Update on Mt Milligan Stream Deliveries

DENVER, COLORADO. APRIL 10, 2014: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) announces that its wholly owned subsidiary, RGLD Gold AG (“Royal Gold” or the “Company”) received approximately 4,780 ounces of gold for the quarter ended March 31, 2014 from the Mt. Milligan mine as part of its purchase and sale agreement with Thompson Creek Metals Company, Inc. (“Thompson Creek”), consisting of approximately 700 ounces upon final settlement of Thompson Creek’s first shipment from the Mt. Milligan mine in November 2013 and approximately 4,080 ounces upon provisional payment relating to Thompson Creek’s second shipment in January 2014.

The Company notes that Thompson Creek reported production for Mt. Milligan of approximately 39,200 ounces of payable gold and sales of approximately 23,900 ounces of payable gold in the quarter ended March 31, 2014. Based on Thompson Creek’s reported gold sales for the quarter ended March 31, 2014, and Thompson Creek’s other public statements, Royal Gold would expect to receive approximately 13,000 ounces of gold in periods after March 31, 2014 related to shipments that occurred in the quarter ended March 31, 2014.

Deliveries of gold to Royal Gold are based on gold ounces shipped in concentrates from Mt. Milligan multiplied by a 97% payable factor, an initial first provisional payment percentage of 75%, and our 52.25% stream interest, with final delivery of the remaining 25% of gold ounces following final settlement under Thompson Creek’s concentrate agreements. Royal Gold receives physical metal within 2 days of Thompson Creek recording the sale, which can take between 5 days and several weeks post-shipment. Royal Gold currently sells most of the delivered gold within three weeks of receipt.

Under the purchase and sale agreement, the first 12 concentrate shipments from Mt. Milligan are subject to gold deliveries based on the receipt of first provisional payments under each smelter contract. For shipments 1-4, 75% of the gold ounces to be delivered to Royal Gold are delivered based on receipt of the first provisional payment under each smelter contract and 25% of the gold ounces are delivered upon final settlement under each contract. For shipments 5-8, those percentages are 50% and 50%, respectively, and for shipments 9-12, the percentages are 25% and 75%, respectively. Thereafter, all deliveries will be based solely on final settlement timing and volumes, subject to Thompson Creek’s smelter contracts.

CORPORATE PROFILE

Royal Gold is a precious metals royalty and stream company engaged in the acquisition and management of precious metal royalties, streams, and similar production based interests. The Company owns interests on 201 properties on six continents, including interests on 37 producing mines and 22 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about the Company’s receipt of gold from Thompson Creek in periods after March 31, 2014 and the time between the Company’s receipt of gold and the Company’s sale of such gold. Factors that could cause actual results to differ materially from the projections include, among others, the timing of shipments, disagreements on assays, losses in transport, performance of and production at Mt. Milligan; decisions and activities of Thompson Creek; changes in project parameters and timelines as plans continue to be refined; economic and market conditions; unanticipated grade, geological, metallurgical, processing, regulatory and legal or other problems Thompson Creek may encounter; and other subsequent events, as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.